                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                             -----------------------


                                  FORM 8-K/A-1


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             -----------------------


                Date of Report (Date of earliest event reported)
                                  July 31, 1997


                                 RES-CARE, INC.
             (Exact Name of Registrant as Specified in its Charter)


                                    KENTUCKY
                 (State or Other Jurisdiction of Incorporation)


          0-20372                                      61-0875371
(Commission File Number)                    (I.R.S. Employee Identification No.)


10140 LINN STATION ROAD, LOUISVILLE, KENTUCKY            40223
(Address of principal executive offices)               (Zip Code)


               Registrant's telephone number, including area code:
                                 (502) 394-2100

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         Not Amended.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements of Businesses Acquired - See page 3.

         (b)      Proforma Financial Information - See page 18.

         (c)      Exhibits required by Item 601 of Regulation S-X.
                           Not amended.

                    COMMUNICATIONS NETWORK CONSULTANTS, INC.

                              Financial Statements

                                December 31, 1996

                    With Independent Auditors' Report Thereon

                    COMMUNICATIONS NETWORK CONSULTANTS, INC.


                                Table of Contents



                                                              Page(s)
                                                              -------

Independent Auditors' Report                                    1

Financial Statements:

     Balance Sheet                                              2

     Statement of Income                                        3

     Statement of Shareholders' Equity                          4

     Statement of Cash Flows                                    5

     Notes to Financial Statements                            6 - 8

[KPMG PEAT MARWICK LLP LETTERHEAD]






                          Independent Auditors' Report
                          ----------------------------


The Board of Directors and Shareholders
Communications Network Consultants, Inc.:

We have audited the accompanying balance sheet of Communications Network Consultants, Inc. (CNC) as of December 31, 1996, and the related statements of income, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the management of CNC. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Communications Network Consultants, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                                       /s/ KPMG Peat Marwick LLP

Louisville, Kentucky
August 22, 1997

                    COMMUNICATIONS NETWORK CONSULTANTS, INC.

                                  Balance Sheet

                                December 31, 1996

                                 Assets
                                 ------

Current assets:
     Cash and cash equivalents                                      $1,880,160
     Accounts receivable, net                                        2,349,181
     Prepaid expenses                                                   45,270
                                                                    ----------
              Total current assets                                   4,274,611
                                                                    ----------

Property and equipment, at cost:
     Furniture and fixtures                                             40,524
     Equipment                                                         349,274
                                                                    ----------
                                                                       389,798

     Less accumulated depreciation                                     228,459
                                                                    ----------
                                                                       161,339
                                                                    ----------

Other assets                                                             7,010
                                                                    ----------

                                                                    $4,442,960
                                                                    ==========

                  Liabilities and Shareholders' Equity
                  ------------------------------------

Current liabilities:
     Accounts payable                                               $   67,607
     Accrued expenses and other current liabilities                    571,632
                                                                    ----------
              Total current liabilities                                639,239
                                                                    ----------

Shareholders' equity:
     Common stock, no par value, authorized 100 shares, issued
        and outstanding 100 shares                                       1,000
     Retained earnings                                               3,802,721
                                                                    ----------
              Total shareholders' equity                             3,803,721
                                                                    ----------

                                                                    $4,442,960
                                                                    ==========

See accompanying notes to financial statements.

                    COMMUNICATIONS NETWORK CONSULTANTS, INC.

                               Statement of Income

                          Year ended December 31, 1996







Net revenues                                                      $ 13,559,282

Facility and program expenses:
     Wages, salaries and benefits                                    8,501,371
     Purchased services                                                 16,482
     Supplies and other expenses                                       462,897
                                                                  ------------
              Total facility and program expenses                    8,980,750

Operating expenses:
     Corporate general and administrative                            1,301,853
     Depreciation                                                       75,986
                                                                  ------------
              Total operating expenses                               1,377,839
                                                                  ------------

              Total facility, program and operating expenses        10,358,589
                                                                  ------------

Operating income                                                     3,200,693
                                                                  ------------

Other income (expense):
     Investment income                                                  54,195
     Interest expense                                                   (1,334)
     Miscellaneous income                                                2,353
                                                                  ------------
              Total other income (expense), net                         55,214
                                                                  ------------

Net income                                                        $  3,255,907
                                                                  ============

See accompanying notes to financial statements.

                    COMMUNICATIONS NETWORK CONSULTANTS, INC.

                        Statement of Shareholders' Equity

                          Year ended December 31, 1996







                                          Common Stock
                                     ----------------------         Retained
                                     Shares          Amount         Earnings           Total
                                     ------          ------         --------           -----

Balance at January 1, 1996                100      $    1,000       1,788,233        1,789,233

Net income                                  -               -       3,255,907        3,255,907

Distributions to shareholders               -               -      (1,241,419)      (1,241,419)
                                   ----------      ----------      ----------       ----------

Balance at December 31, 1996              100      $    1,000       3,802,721        3,803,721
                                   ==========      ==========      ==========       ==========


See accompanying notes to financial statements.

                    COMMUNICATIONS NETWORK CONSULTANTS, INC.

                             Statement of Cash Flows

                          Year ended December 31, 1996





Cash flows from operating activities:
     Net income                                                       $ 3,255,907
     Adjustments to reconcile net income to net cash provided by operating activities:
         Depreciation                                                      75,986
     Increase in accounts receivable                                     (813,466)
     Decrease in prepaid expenses                                             387
     Increase in other assets                                              (1,000)
     Increase in accounts payable                                          16,259
     Increase in accrued expenses and other current liabilities            90,634
                                                                      -----------
         Net cash provided by operating activities                      2,624,707
                                                                      -----------

Cash flows from investing activities:
     Purchase of property and equipment                                  (159,137)
                                                                      -----------

Cash flows from financing activities:
     Cash distributions to shareholders                                (1,241,419)
                                                                      -----------

Increase in cash and cash equivalents                                   1,224,151

Cash and cash equivalents at beginning of year                            656,009
                                                                      -----------

Cash and cash equivalents at end of year                              $ 1,880,160
                                                                      ===========


See accompanying notes to financial statements.

                    COMMUNICATIONS NETWORK CONSULTANTS, INC.

                          Notes to Financial Statements

                                December 31, 1996



1.      Summary of Significant Accounting Policies
        ------------------------------------------

        (a)     Description of Business
                -----------------------

                Communications Network Consultants, Inc. (the Company) receives revenues primarily from the delivery of residential, training, educational and support services to various populations with special needs, including persons with mental retardation and other developmental disabilities and dually-diagnosed at-risk youths that have typically been provided by state and local government agencies and not-for-profit organizations.

        (b)     Basis of Presentation
                ---------------------

                The accompanying financial statements are presented on the accrual basis of accounting.

        (c)     Revenue Recognition
                -------------------

                Client services are provided at rates established at the time services are rendered. Payments for services rendered to clients are funded primarily through Medicaid waiver programs. Revenues in the future may be affected by changes in rate-setting structures, methodologies or interpretations that may be proposed.

        (d)     Cash and Cash Equivalents
                -------------------------

                For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

        (e)     Property and Equipment
                ----------------------

                Property and equipment acquisitions are recorded at cost. Depreciation is provided over the estimated useful lives of the assets by using federal income tax methods. The useful lives vary from five to seven years.



                                                                     (Continued)

                    COMMUNICATIONS NETWORK CONSULTANTS, INC.

                          Notes to Financial Statements


1.      Summary of Significant Accounting Policies (Continued)
        ------------------------------------------------------

        (f)     Income Taxes
                ------------

                On May 1, 1995, the Company elected S corporation status for Federal and state income tax purposes. As a result, the taxable income of the Company is included in the Federal and State income tax returns of the shareholders. Accordingly, no provision for Federal or State income taxes is reflected in the Financial Statements for the year ended December 31, 1996.

        (g)     Use of Estimates
                ----------------

                Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

2.      Profit Sharing Plan
        -------------------

        The Company has a profit sharing plan that covers all employees over 18 years of age with one year of service and who have worked at least 1,000 hours during the year. Contributions to the plan are at the discretion of the Board of Directors. Profit sharing expense was approximately $25,000 for the year ended December 31, 1996.

3.      Operating Leases
        ----------------

        The Company leases certain operating facilities, office space, vehicles and equipment under operating leases which expire at various dates from 1997 through 2000. Total rent expense was $218,366 for the year ended December 31, 1996. Future minimum lease payments under all noncancelable operating leases are summarized as follows:

                       Year ending
                       December 31
                       -----------

                           1997                         $   88,119
                           1998                             50,907
                           1999                             30,088
                           2000                              1,463


                                                                     (Continued)

                    COMMUNICATIONS NETWORK CONSULTANTS, INC.

                          Notes to Financial Statements



4.      Line of Credit
        --------------

        The Company has a line of credit arrangement with NationsBank, North Carolina providing borrowings up to $500,000 that expires on May 31, 1997. The interest rate on the line of credit was the prime rate of 8.5% at December 31, 1996. As of December 31, 1996, there were no amounts drawn on the line of credit.

5.      Subsequent Event
        ----------------

        On July 31, 1997, the shareholders of the Company sold all of its outstanding capital stock to Res-Care, Inc. Following the acquisition, the Company will continue to be operated by its current management, including its founders.

                    SELECTED HISTORICAL FINANCIAL INFORMATION

     The following schedules summarize certain selected financial data of Communications Network Consultants, Inc. for the six months ended June 30, 1996 and 1997. The selected historical financial information of Communications Network Consultants have been derived from, and should be read in conjunction with, the historical consolidated financial statements of Communications Network Consultants including the notes thereto. The results of Communications Network Consultants as of and for the six months ended June 30, 1997 are not necessarily indicative of the results to be achieved by Communications Network Consultants for the full fiscal year.

                    COMMUNICATIONS NETWORK CONSULTANTS, INC.

                                 BALANCE SHEETS



                                                                        June 30,
                                                               --------------------------
                                                                  1996            1997
                                                               ----------      ----------

ASSETS
Current assets:
       Cash and cash equivalents                               $1,399,672      $  582,001
       Accounts receivable, net                                 1,857,486       3,082,907
       Prepaid expenses                                            34,811          34,243
                                                               ----------      ----------
                 Total current assets                           3,291,969       3,699,151
                                                               ----------      ----------

Property and equipment, at cost:
       Leasehold improvements                                      50,254          56,486
       Furniture and fixtures                                      36,634          41,491
       Equipment                                                  211,473         386,616
                                                               ----------      ----------
                                                                  298,361         484,593
       Less accumulated depreciation                              176,470         251,134
                                                               ----------      ----------
                                                                  121,891         233,459
                                                               ----------      ----------

Other assets                                                        6,359           7,586
                                                               ----------      ----------

                                                               $3,420,219      $3,940,196
                                                               ==========      ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
       Accounts payable trade                                  $   86,673      $   65,878
       Accrued expenses and other current liabilities             582,919         964,770
                                                               ----------      ----------
                 Total current liabilities                        669,592       1,030,648
                                                               ----------      ----------

Shareholders' equity:
       Common stock, no par value, authorized 100 shares,
            issued and outstanding 100 shares                       1,000           1,000
       Retained earnings                                        2,749,627       2,908,548
                                                               ----------      ----------
                 Total shareholders' equity                     2,750,627       2,909,548
                                                               ----------      ----------

                                                               $3,420,219      $3,940,196
                                                               ==========      ==========

                 See accompanying notes to financial statements.

                    COMMUNICATIONS NETWORK CONSULTANTS, INC.

                              STATEMENTS OF INCOME


                                                      Six Months Ended June 30,
                                                    -----------------------------
                                                        1996              1997
                                                    -----------       -----------

Net revenues                                        $ 6,528,529       $ 7,598,035

Operating expenses:
       Facility and program expenses                  4,299,946         5,232,684
       Corporate general and administrative             700,000           820,000
       Depreciation                                      24,000            31,289
                                                    -----------       -----------
            Total operating expenses                  5,023,946         6,083,973
                                                    -----------       -----------

Operating income                                      1,504,583         1,514,062
                                                    -----------       -----------

Other income (expenses):
       Investment income                                 16,776            37,010
       Interest expense                                    (694)           (2,394)
       Miscellaneous income                               5,356             2,690
                                                    -----------       -----------
            Total other income (expenses), net           21,438            37,306
                                                    -----------       -----------

Net income                                          $ 1,526,021       $ 1,551,368
                                                    ===========       ===========

                 See accompanying notes to financial statements.

                    COMMUNICATIONS NETWORK CONSULTANTS, INC.

                            STATEMENTS OF CASH FLOWS


                                                                                              Six Months Ended June 30,
                                                                                            -----------------------------
                                                                                               1996              1997
                                                                                            -----------       -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                                             $ 1,526,021       $ 1,551,368
     Adjustments to reconcile net income to net cash provided by operating activities:
          Depreciation                                                                           24,000            31,289
     Changes in operating assets and liabilities:
          Increase in accounts receivable                                                      (321,771)         (733,726)
          Decrease in prepaid expenses                                                           10,846            11,027
          Increase in other assets                                                                 (349)             (576)
          Increase (decrease) in accounts payable                                                67,900            (1,729)
          Increase in accrued expenses and other current liabilities                             69,345           393,138
                                                                                            -----------       -----------
               NET CASH PROVIDED BY OPERATING ACTIVITIES                                      1,375,992         1,250,791
                                                                                            -----------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of property and equipment                                                         (67,702)         (103,409)
                                                                                            -----------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Cash distributions to shareholders                                                        (564,627)       (2,445,541)
                                                                                            -----------       -----------

Increase (decrease) in cash  and cash equivalents                                               743,663        (1,298,159)

Cash and cash equivalents at beginning of period                                                656,009         1,880,160
                                                                                            -----------       -----------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                                  $ 1,399,672       $   582,001
                                                                                            ===========       ===========

                 See accompanying notes to financial statements.

                    COMMUNICATIONS NETWORK CONSULTANTS, INC.
                          NOTES TO FINANCIAL STATEMENTS

1.       BASIS OF PRESENTATION

         The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information . Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997. For further information, refer to the audited financial statements and footnotes thereto in the Company's annual report for the year ended December 31, 1996.

2.       INCOME TAXES

         On May 1, 1995, the Company elected S corporation status for Federal and State income tax purposes. As a result, the taxable income of the Company is included in the Federal and State income tax returns of the shareholders. Accordingly, no provision for Federal or State income taxes is reflected in the Financial Statements for the six months ended June 30, 1996 and June 30, 1997.

3.       SUBSEQUENT EVENT

         On July 31, 1997, the shareholders of the Company sold all of its outstanding capital stock to Res-Care, Inc. Following the acquisition, the Company will continue to be operated by its current management, including its founders.

Item 7(b)
---------


                         RES-CARE, INC. AND SUBSIDIARIES


                    UNAUDITED PRO FORMA FINANCIAL INFORMATION


PRO FORMA FINANCIAL INFORMATION FOR THE COMBINED COMPANY

     The following unaudited pro forma financial information for the combined company gives effect to the acquisition, which was accounted for by the purchase method. The pro forma balance sheet gives effect to the acquisition as if the acquisition had occurred on June 30, 1997. The pro forma statements of income for the six months ended June 30, 1997 and the year ended December 31, 1996 give effect to the acquisition as if it had occurred on January 1, 1997 and January 1, 1996, respectively. In combining the financial information of Res-Care and Communications Network Consultants to reflect the acquisition and the accounting policies that will be used by the combined company, certain reclassifications of historical financial data have been made. The following unaudited pro forma condensed financial information for the combined company does not give pro forma effect to other acquisitions consummated by Res-Care and Communications Network Consultants during 1996 or 1997.

     The following pro forma financial information for the combined company should be read in conjunction with the historical consolidated financial statements of Res-Care and Communications Network Consultants, including the respective notes thereto.


     THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION IS PRESENTED FOR INFORMATIONAL PURPOSES ONLY AND IS NOT NECESSARILY INDICATIVE OF THE OPERATING RESULTS OR FINANCIAL POSITION THAT WOULD HAVE OCCURRED HAD THE ACQUISITION BEEN CONSUMMATED AT THE DATES INDICATED, NOR IS IT NECESSARILY INDICATIVE OF THE FUTURE OPERATING RESULTS OR FINANCIAL POSITION OF RES-CARE FOLLOWING THE ACQUISITION.

                         RES-CARE, INC. AND SUBSIDIARIES
                  INTERIM PRO FORMA CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 1997
                                 (IN THOUSANDS)
                                   (UNAUDITED)



                                                                       Res-Care, Inc.
                                                                          Historical   Adjustments (A)  Pro Forma
                                                                       --------------  --------------  -----------
ASSETS
Current assets:
       Cash and cash equivalents                                          $   9,603      $     582      $  10,185
       Accounts and notes receivable, net                                    40,950          3,083         44,033
       Inventories                                                              690                           690
       Deferred income taxes                                                  2,995                         2,995
       Prepaid expenses                                                       1,686             34          1,720
                                                                          ---------      ---------      ---------
                 Total current assets                                        55,924          3,699         59,623
                                                                          ---------      ---------      ---------

Property and equipment, at cost, less accumulated depreciation
       and amortization                                                      50,310            233         50,543

Excess of acquisition cost over net assets acquired, less accumulated
       amortization                                                          20,950         17,208         38,158

Other assets                                                                 12,792          3,008         15,800
                                                                          ---------      ---------      ---------

                                                                          $ 139,976      $  24,148      $ 164,124
                                                                          =========      =========      =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
       Current portion of long-term debt                                  $     125                     $     125
       Trade accounts payable                                                 7,088      $      66          7,154
       Accrued expenses                                                      18,264            965         19,229
       Accrued income taxes                                                   1,040                         1,040
                                                                          ---------      ---------      ---------
                 Total current liabilities                                   26,517          1,031         27,548
                                                                          ---------      ---------      ---------

Long-term debt                                                               19,030         23,117         42,147
Deferred income taxes                                                            38                            38
                                                                          ---------      ---------      ---------
                 Total liabilities                                           45,585         24,148         69,733
                                                                          ---------      ---------      ---------

Minority interest in equity of consolidated subsidiary                          153                           153

Shareholders' equity:
       Common stock                                                          41,731                        41,731
       Additional paid-in capital                                             8,444                         8,444
       Retained earnings                                                     47,574                        47,574
                                                                          ---------                     ---------
                                                                             97,749                        97,749
       Less cost of common shares in treasury                                (3,511)                       (3,511)
                                                                          ---------                     ---------
                 Total shareholders' equity                                  94,238                        94,238
                                                                          ---------      ---------      ---------

                                                                          $ 139,976      $  24,148      $ 164,124
                                                                          =========      =========      =========


See accompanying explanations of pro forma adjustments.

                         RES-CARE, INC. AND SUBSIDIARIES
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1996
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)



                                                                             Communications
                                                               Res-Care, Inc.    Network                      Pro Forma
                                                                 Historical  Consultants, Inc. Adjustments     Combined
                                                               -------------- ---------------  ------------  ------------

Net revenues                                                     $ 224,265      $  13,559                     $ 237,824

Operating expenses:
       Facility and program expenses                               194,878          8,980                       203,858
       Corporate general and administrative                          9,813          1,302                        11,115
       Depreciation and amortization                                 3,687             76          1,416 (C)      5,179
                                                                 ---------      ---------      ---------      ---------
            Total  operating expenses                              208,378         10,358          1,416        220,152

Operating income                                                    15,887          3,201         (1,416)        17,672

Other expenses (income):
       Interest expense                                              1,351              1          1,537 (D)      2,889
       Interest income                                                (458)           (54)                         (512)
       Miscellaneous income                                             (4)            (2)                           (6)
                                                                 ---------      ---------      ---------      ---------
            Total other expenses (income), net                         889            (55)         1,537          2,371
                                                                 ---------      ---------      ---------      ---------

Minority interest in income of consolidated subsidiary                 (37)           ---                           (37)

Income before income taxes                                          14,961          3,256         (2,953)        15,264

Income taxes                                                         5,810            ---            112 (E)      5,922
                                                                 ---------      ---------      ---------      ---------

      Net income                                                 $   9,151      $   3,256      ($  3,065)     $   9,342
                                                                 =========      =========      =========      =========

Income per share data:
       Net income per share                                      $    0.88                                    $    0.90
                                                                 =========                                    =========

       Weighted average shares used in per share calculation        10,432                                       10,432




             See accompanying explanations of pro forma adjustments.

                         RES-CARE, INC. AND SUBSIDIARIES
           INTERIM PRO FORMA COMBINED CONSOLIDATED STATEMENT OF INCOME
                         SIX MONTHS ENDED JUNE 30, 1997
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)



                                                                             Communications
                                                             Res-Care, Inc.     Network                        Pro Forma
                                                               Historical   Consultants, Inc.  Adjustments      Combined
                                                              -----------   ----------------- ------------    -------------

Net revenues                                                     $ 134,857      $   7,598                     $ 142,455

Operating expenses:
       Facility and program expenses                               117,579          5,233                       122,812
       Corporate general and administrative                          4,815            820                         5,635
       Depreciation and amortization                                 2,555             31            730 (C)      3,316
                                                                 ---------      ---------      ---------      ---------

            Total operating expenses                               124,949          6,084            730        131,763

Operating income                                                     9,908          1,514           (730)        10,692

Other expenses (income):
       Interest expense                                                916              3            737 (D)      1,656
       Interest income                                                (278)           (37)                         (315)
       Gain  from sale of assets                                       (26)            (1)                          (27)
       Miscellaneous income                                            ---             (2)                           (2)
                                                                 ---------      ---------      ---------      ---------
            Total other expenses (income), net                         612            (37)           737          1,312
                                                                 ---------      ---------      ---------      ---------

Minority interest in income of consolidated subsidiary                 (80)           ---                           (80)

Income before income taxes                                           9,216          1,551         (1,467)         9,300

Income taxes                                                         3,722            ---             28 (E)      3,750
                                                                 ---------      ---------      ---------      ---------

    Net income                                                   $   5,494      $   1,551      ($  1,495)     $   5,550
                                                                 =========      =========      =========      =========

Income per share data:

       Net income per share                                      $    0.49                                    $    0.49
                                                                 =========                                    =========

       Weighted average shares used in per share calculation        11,264                                       11,264



            See accompanying explanations of pro forma adjustments.

                         RES-CARE, INC. AND SUBSIDIARIES

        NOTES TO PRO FORMA FINANCIAL INFORMATION FOR THE COMBINED COMPANY

(A) The following is a summary of the assets and liabilities associated with the acquisition of all of the outstanding capital stock of Communications Network Consultants, Inc.:

                  Cash                                             $    582
                  Accounts receivable, net                            3,083
                  Prepaid expenses                                       34
                  Furniture and equipment, net                          233
                  Goodwill                                           17,208
                  Covenant not to compete                             3,000
                  Deposits                                                8
                                                                     ------
                                                                     24,148

                  Accounts payable                      $ 66
                  Accrued expenses                       965          1,031
                                                         ---          -----

                  Total cost of acquisition                         $23,117
                                                                    =======

         The above purchase was funded by long-term debt of $23,117.

(B) Certain amounts have been reclassified to conform the presentation of Communications Network Consultants, Inc. and Res-Care, Inc.

(C) To record amortization of goodwill resulting from the excess of the total purchase price over the net assets acquired from Communications Network Consultants, Inc. and to record amortization of a covenant-not-to-compete for the year ended December 31, 1996 and the six months ended June 30, 1997.

(D) To record interest expense to be incurred from the financing of the acquisition for the year ended December 31, 1996 and the six months ended June 30, 1997.

(E) To record the federal and state income tax effect on the pro forma adjustments at the statutory rates in effect during 1996 and 1997. The pro forma adjustments on which the income tax effect is computed include amortization of goodwill assuming a Section 338 election will be made with the Internal Revenue Service. Historical income taxes for Res-Care, Inc. for the year ended December 31, 1996 include pro forma income taxes of $292,000 from a business combination with a partnership on January 1, 1997 that was accounted for as a pooling-of-interests.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            RES-CARE, INC.



                                            By:     /S/    Ronald G. Geary
                                               ---------------------------------



Dated:  October 13, 1997



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